Exhibit 21.1
List of Subsidiaries of
Freeport-McMoRan Copper & Gold Inc.

Entity	Jurisdiction of Organization	Name Under Which It Does Business
Ajo Improvement Company	Arizona	Same
Amax Arizona, Inc.	Nevada	Same
Amax de Chile, Inc.	Delaware	Same
Amax Energy Inc.	Delaware	Same
Amax Exploration (Ireland), Inc.	Delaware	Same
Amax Exploration, Inc.	Delaware	Same
Amax Metals Recovery, Inc,	Delaware	Same
Amax Nickel Overseas Ventures, Inc.	Delaware	Same
Amax Realty Development, Inc.	Delaware	Same
Amax Research & Development, Inc.	Delaware	Same
Amax Specialty Coppers Corporation	Delaware	Same
Amax Specialty Metals (Driver), Inc.	Delaware	Same
Amax Zinc (Newfoundland) Limited	Delaware	Same
American Metal Climax, Inc.	Delaware	Same
Ametalco Limited	United Kingdom	Same
Ametalco, Inc.	New York	Same
Annavas Development Co., Ltd.	Delaware	Same
Arizona Community Investment Corporation	Arizona	Same
Atlantic Copper, S.A.U.	Spain	Same
Bisbee Queen Mining Company	Delaware	Same
Blackwell Zinc Company, Inc.	New York	Same
Capital Gestão de Negócios Ltd.	Brazil	Same
Cates Douglas Corporation	Delaware	Same
Chino Acquisition Inc.	Delaware	Same
Chino Mines Company	New Mexico	Same
Climax Canada Ltd.	Delaware	Same
Climax Engineered Materials, LLC	Colorado	Same
Climax Molybdenum Asia Corporation	Delaware	Same
Climax Molybdenum B.V.	The Netherlands	Same
Climax Molybdenum China Corporation	Delaware	Same
Climax Molybdenum Company	Delaware	Same
Climax Molybdenum GmbH	Germany	Same
Climax Molybdenum Marketing Corporation	Delaware	Same
Climax Molybdenum U.K. Limited	United Kingdom	Same
Cobre Mining Company	New Mexico	Same
Compania Contractual Minera Candelaria	Chile	Same
Compania Contractual Minera Ojos del Salado	Chile	Same
Copper Market, Inc.	Arizona	Same
Cyprus Amax Chile Holdings, Inc.	Delaware	Same
Cyprus Amax Minerals Company	Delaware	Same
Cyprus Climax Metals Company	Delaware	Same
Cyprus Copper Marketing Corporation	Delaware	Same
Cyprus El Abra Corporation	Delaware	Same
Cyprus Exploration and Development Corporation	Delaware	Same
Cyprus Metals Company	Delaware	Same
Cyprus Minera de Chile, Inc.	Delaware	Same
Cyprus Mines Corporation	Delaware	Same
Cyprus Specialty Metals Company	Delaware	Same
Cyprus Tohono Corporation	Delaware	Same
Dodge & James Insurance Company, Ltd.	Bermuda	Same
FM Services Company	Delaware	Same
Freeport-McMoRan Copper & Gold China Corporation	Cayman Islands	Same
Freeport-McMoRan Exploration Corporation	Delaware	Same
Habirshaw Cable and Wire Corporation	New York	Same
Hidalgo Mining, LLC	New Mexico	Same
James Douglas Insurance Company, Ltd.	Bermuda	Same
Kinetics Climax, Inc.	Delaware	Same
Makilala Holding Limited	British Virgin Islands	Same
Metallic Ventures, Inc.	Nevada	Same
Minera Aurex (Chile) Limitada	Chile	Same
Minera Cyprus Amax Chile Limitada	Chile	Same
Minera Cyprus Chile Limitada	Chile	Same
Missouri Lead Smelting Company	Delaware	Same
Mt. Emmons Mining Company	Delaware	Same
Pacific Western Land Company	California	Same
PD Bermuda Finance Company Ltd.	Bermuda	Same
PD Candelaria, Inc.	Delaware	Same
PD Cayman Corporation	Cayman Islands	Same
PD Chile Finance Company	Delaware	Same
PD Chile Holding Company Limitada	Chile	Same
PD Chile Investments, LLC	Delaware	Same
PD Cobre, Inc.	Delaware	Same
PD Ojos del Salado, Inc.	Delaware	Same
PD Peru, Inc.	Delaware	Same
PDM Energy, L.L.C.	Arizona	Same
Phelps Dodge Ajo, Inc.	Delaware	Same
Phelps Dodge Australasia, Inc.	Delaware	Same
Phelps Dodge Bagdad, Inc.	Delaware	Freeport-McMoRan Copper & Gold - Bagdad
Phelps Dodge Chicago Rod, Inc.	Delaware	Freeport-McMoRan Copper & Gold - Chicago
Phelps Dodge Chino, Inc.	Delaware	Same
Phelps Dodge Corporation	New York	Freeport-McMoRan Copper & Gold - Phoenix
Phelps Dodge Corporation of Canada, Limited	Delaware	Same
Phelps Dodge Development Corporation	Delaware	Same
Phelps Dodge Energy Services, LLC	Delaware	Same
Phelps Dodge High Performance Conductors of NJ, Inc.	New Jersey	Same
Phelps Dodge Industries, Inc.	Delaware	Same
Phelps Dodge Katanga Corporation	Delaware	Same
Phelps Dodge Magnet Wire (Austria) GmbH	Austria	Same
Phelps Dodge Mercantile Company	New York	Same
Phelps Dodge Miami, Inc.	Delaware	Freeport-McMoRan Copper & Gold - Miami
Phelps Dodge Mining (Zambia) Limited	Zambia	Same
Phelps Dodge Mining Services, Inc.	Delaware	Same
Phelps Dodge Molybdenum Corporation	Delaware	Same
Phelps Dodge Morenci, Inc.	Delaware	Freeport-McMoRan Copper & Gold - Morenci
Phelps Dodge of Africa, Ltd.	Delaware	Same
Phelps Dodge Overseas Capital Corporation	Delaware	Same
Phelps Dodge Power Marketing, LLC	Delaware	Same
Phelps Dodge Refining Corporation	New York	Same
Phelps Dodge Safford, Inc.	Delaware	Freeport-McMoRan Copper & Gold - Safford
Phelps Dodge Sales Company, Incorporated	Delaware	Freeport-McMoRan Sales
Phelps Dodge Sierrita, Inc.	Delaware	Freeport-McMoRan Copper & Gold - Sierrita
Phelps Dodge South Africa (Proprietary) Limited	South Africa	Same
Phelps Dodge Tyrone, Inc.	Delaware	Freeport-McMoRan Copper & Gold - Tyrone
PT Freeport Indonesia	Indonesia & Delaware	Same
PT Irja Eastern Minerals	Indonesia	Same
PT Puncakjaya Power	Indonesia	Same
Silver Springs Ranch, Inc.	Colorado	Same
Sociedad Contractual Minera El Abra	Chile	Same
Sociedad Minera Cerro Verde S.A.	Peru	Same
Soner, Inc.	New Jersey	Same
Tenke Fungurume Mining S.A.R.L. (a)	Congo	Same
TF Holdings Limited (b)	Bermuda	Same
The Morenci Water & Electric Company	Arizona	Same
Tyrone Mining, LLC	New Mexico	Same
United States Metals Refining Company	Delaware	Same
Western Nuclear Australia Limited	Delaware	Same
Western Nuclear, Inc.	Delaware	Same

(a)	17.5% owned by La Générale des Carrières et des Mines.
(b)	30% owned by Tenke Holdings Ltd.

Omitted from this listing are subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.